Exhibit 10.7

                      Employment Agreement - John S. Gross


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                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of the 13th day of May, 1998 between RARE MEDIUM, INC; a New York corporation with its principal offices at 44 West 18th Street, 6th Floor, New York, New York 10011 (the "Company") and JOHN GROSS, an individual (the "Employee").

         In consideration of their mutual promises and covenants set forth herein, and intending to be legally bound hereby, Company and Employee agree as follows:

         1. Employment. The Company hereby employs the Employee and the Employee accepts such employment on the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall begin on May 13, 1998 and shall terminate on May 12, 2001, unless sooner terminated in accordance with Paragraph 6 hereof.

         3. Duties. The Employee is engaged hereunder as Senior Vice President and Chief Financial Officer of the Company and he agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may reasonably be required of him by the Board of Directors of the Company or the Board's designee. Employee shall at all times be subject to the supervision of the President and CEO of the Company and of such other persons as the President may designate.

            The Employee shall devote his full business time, attention, energies and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and of any corporate subsidiaries or affiliated companies. The foregoing shall not be construed, however, as preventing the Employee from investing his assets in such form or manner as will not require services on the part of the Employee in the operations of the business in which such investment is made and provided such business is not in competition with the Company or, if in competition, such business has a class of securities registered under the Securities Exchange Act of 1934 and the interest of Employee therein is solely that of an investor owning not more than 3% of any class of the outstanding equity securities of such business.

            The Employee recognizes that he may be required by the Company to travel outside of the New York metropolitan area in order to perform a portion of the services to be rendered hereunder, but the nature or extent of such travelling shall not be such as to make it reasonably necessary for the Employee to relocate his permanent residence from the New York metropolitan area.

         4. Compensation: Expenses.

            (a) Base Salary. The Employee shall be paid a salary at the rate of not less than $175,000 per year (the "Base Salary"). The Base Salary shall be paid in installments in arrears in accordance with the Company's regular payroll practices. The Company may, in its discretion, increase the Employee's Base Salary and his other compensation provided for herein. Employee shall be entitled to annual increases in Base Salary and incentive bonus compensation as determined by the Board of Directors in its discretion.

            (b) Stock Options.

                (i) Concurrently with the execution of this Agreement, the Company shall grant to Employee Incentive Stock Options and Non-Statutory Stock Options to purchase an aggregate of 100,000 shares of Common Stock of ICC Technologies, Inc., a Delaware corporation ("ICC") (collectively the "Stock Options") in such proportions which will enable Employee to take full advantage of the benefits afforded Incentive Stock Options


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at exercise prices equal to the fair market value of the Common Stock of ICC as of the date of this Agreement, which shall become exercisable ratably on a yearly basis over a three year period from the date of grant commencing on the first anniversary of the date hereof and shall expire ten years from the date of grant. Such options shall entitle the Holder to exercise them with cashless exercise and the Option Agreement shall so provide.

                (ii) In addition to the Stock Options referred to in clause (i) above, the Company shall grant to Employee Incentive Stock Options and Non-Statutory Stock Options to purchase an additional aggregate 50,000 shares of Common Stock of ICC ("Additional Stock Options") in the event of, and effective upon, the first to occur during the first year of the term of employment hereunder of any of the following: (1) the closing of a secondary offering or other financing by ICC or the Company which results in the net proceeds to ICC or the Company of at least $20 million, (2) the closing on at lease five (5) Acquisitions (as such term is hereinafter defined) or such number of Acquisitions which achieve an aggregate Run Rate in Revenue (as such term in hereinafter defined) of $25 million, or (3) a daily closing price per share of Common Stock of ICC as reported by The Wall Street Journal of at least $10.00 for a period of 30 consecutive trading days. The exercise prices of such Additional Stock Options shall be equal to the market price per share as of the effective date of grant and such Additional Stock Options shall become exercisable ratably on a yearly basis over a three year period from the date of this Agreement commencing on the first anniversary of the date hereof and shall otherwise be on terms consistent with the Stock Options described above.

                (iii) As used in this Agreement (1) the term "Acquisition" shall mean the acquisition by ICC or the Company of a business, through asset or stock purchase or merger, which is engaged in web site services or such other related businesses, and (2) the term "Run Rate in Revenue" shall mean the annualized revenues of the entity acquired from the beginning of the most recent fiscal year of such entity.

            (c) Fringe Benefits.

                (i) The Employee shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other senior management employees of the Company, provided, however, that nothing herein shall be deemed to require grants or awards to Employee under any benefit plans which provide for awards or grants at the discretion of the Board of Directors or of any committee or administrator , and that entitlement to vacations shall be governed solely by clause (ii) of this subparagraph (c).

                (ii) The Employee shall be entitled in each calendar year commencing with 1998 to a vacation of four (4) weeks, without loss of or reduction in his compensation. Each vacation shall be taken by the Employee at such time or times as agreed upon by the Company and Employee. Any portion of Employee's vacation not used during any calendar year shall be carried forward, provided that Employee may not take more than six (6) weeks vacation during any calendar year.

            (d) Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder during the Employment Term in accordance with the Company's expense authorization and approval procedures then in effect upon presentation to the Company of an itemized account and written proof of such expenses, provided, however, that Employee shall be entitled to, and such expense reimbursement shall include, a monthly non-accountable expense allowance of $500.

            (e) Entire Compensation. The compensation provided for in this Agreement is in full payment of the services to be rendered by the Employee to the Company hereunder.


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         5. Death or Total Disability of the Employee.

            (a) Death. In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to Employee's designated beneficiary or, if none, his estate the portion, if any, of the Employee's Base Salary for the period up to the Employee's date of death which remains unpaid.

            (b) Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee 10 days' written notice thereof and, upon expiration of such 10-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of the Employee's Base Salary for the period up to the date of termination which remains unpaid, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of Base Salary that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments.

                The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which either (i) has rendered the Employee for a period of 90 consecutive days, or for a total of 150 days during any period of 24 consecutive months, during the term of this Agreement, or (ii) in the reasonable opinion of the Company is expected to render the Employee, for a period of 3 months, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected by the Company, the cost of which examination shall be paid by the Company.

         6. Termination of Employment.

            (a) In addition to termination pursuant to paragraph 5, the Company may discharge the Employee and thereby terminate his employment hereunder for the following reasons ("for cause"): (i) habitual intoxication which materially affects the Employee's performance; (ii) drug addiction; (iii) conviction of a felony materially adversely affecting the Company or the Employee's ability to perform his duties hereunder; (iv) adjudication as an incompetent; (v) misappropriation of corporate funds or other acts of dishonesty; or (vi) the Employee's breach of this Agreement in any other material respect.

                In the event that the Company shall discharge the Employee pursuant to this paragraph 6(a), the Company shall not have any further obligations or liability under this Agreement.

            (b) In the event of either a breach of this Agreement by the Company or a "Change in Control" of the Company, as defined below, at Employee's option, Employee shall have the right to terminate this Agreement. Upon such election to terminate by Employee: (a) Employee shall receive a lump sum payment from the Company within 10 days of said election which shall be equal to (i) one year's Base Salary, in effect at the date immediately preceding the Change of Control or breach, plus (ii) the cash value of all benefits which would have been received by Employee for a one year period, and (b) all unvested Stock Options and Additional Stock Options, if any, shall become immediately exercisable.

                For purposes of this Agreement, a "Change of Control" means the happening of any of the following: When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 ("Exchange Act") and as used in
Section 13(d) and 14(d) thereof, including a "group" as defined in Section13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or


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maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly becomes the "beneficial owner" (as defined in Rul3e 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities excluding the options written relating to the financing by the Company.

         7. Non-Disclosure.

            (a) Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, use any of such confidential information or disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder. The obligation of confidentiality imposed by this subparagraph shall not apply to information which appears in issued patents or printed publications or which otherwise becomes generally known in the industry through no act of the Employee in breach of this Agreement.

            (b) Inventions, Designs and Product Developments. All inventions, discoveries, concepts, improvements, formulas, processes, devices, methods, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or within one year after the termination hereof and which relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board of Directors of the Company. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts which, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses the Employee incurs upon authorization of the Board of Directors of the Company.

         8. Noncompetition. The Employee agrees that during the term of this agreement and for a period of one (1) year thereafter, the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly:

            (a) solicit business from or perform services for, any persons, company or other entity which at any time during the Employee's employment by the Company is a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;

            (b) solicit for employment or in any other fashion hire any of the employees of the Company;

            (c) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of designing, developing, and implementing Internet web site applications and strategies, or any other business engaged in by the Company for which Employee had primary responsibility, or any of its affiliates (collectively, the "Business")


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within a radius of 20 miles from Company's or any of Company's affiliates principal places of business (the "Restricted Area");

            (d) use or permit his name to be used in connection with, any business or enterprise engaged in the Business within the Restricted Area; or

            (e) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period;

provided, however, that this provision shall not be-construed to prohibit the ownership by the Employee of not more than 3% of any class of the outstanding equity securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934. In the event that the provisions of this Section should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

         9. Equitable Relief; Survival.

            (a) The Employee acknowledges that the restrictions contained in paragraphs 7(a), 7(b) and 8 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those Sections will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in the Southern District of New York over any suit, action or proceeding arising out of or relating to paragraph 7 or 8. The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in any inconvenient forum. Effective service of process may be made upon the Employee by mail under the notice provisions contained in paragraph 12 hereof.

            (b) Survival of Covenants. The provisions of paragraphs 7 and 8 shall survive the termination of this Agreement.

         10. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Employment Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof-, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

         11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.


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         12. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Company:                     Copy to:
         RareMedium, Inc.                            Richard P. Jaffe, Esq.
         44 West 18th Street                         Mesirov Gelman Jaffe Cramer & Jamieson, LLP
         New York, NY  10011                         1735 Market Street
         Attention: Glenn S. Meyers                  Philadelphia, PA  19103

         If to John Gross                   Copy to:



Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

         14. Contents of Agreement: Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

                                               RARE MEDIUM, INC.


                                               By:____________________________
                                                  Glenn S. Meyers, President



                                               -------------------------------
                                               John Gross, Employee